Item 77 Q1(g):  Exhibits


An Amendment to Declaration and Agreement of Trust for the Lord Abbett Investment Trust - Lord Abbett Limited Duration U. S. Government Securities Series is hereby incorporated by reference to the Post-Effective Amendment No. 32 to the Trust's Registration Statement filed on March 29, 2002 (accession number: 0000912057-02- 012531).